Exhibit 10.14

FTI Consulting, Inc.

2017 Omnibus Incentive Compensation Plan

Restricted Stock Unit Award Agreement for Non-Employee Directors Pursuant to the

FTI Consulting, Inc. Non-Employee Director Compensation Plan

To ____________________:

FTI Consulting, Inc., a Maryland corporation (the “Company”), has granted you an award (this “Award”) of ______ restricted stock units (the “Restricted Stock Units”) under the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, effective as of June 7, 2017, as further amended or restated from time to time (the “Omnibus Plan”), in accordance with the FTI Consulting, Inc. Non-Employee Director Compensation Plan, as amended and restated effective January 1, 2016, as further amended or restated from time to time (the “Director Plan”), conditioned upon your agreement to the terms and conditions described below. Each Restricted Stock Unit represents on the books of the Company, a unit which is equivalent to one share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), such shares of Common Stock hereafter collectively referred to as “Award Shares”. The effective date of grant will be __________ __, ____ (the “Grant Date”), subject to your promptly [electronically acknowledging and accepting] [signing and returning] a copy of this Agreement (as defined below).

This Restricted Stock Unit Agreement for Non-Employee Directors (the “Agreement”) evidences the Award of the Restricted Stock Units. This Agreement and the Award are made in consideration of your service as a member of the Board of Directors (the “Board”) of the Company. The Award is subject in all respects to and incorporates by reference the terms and conditions of the Omnibus Plan and the Director Plan. You agree to accept as binding, conclusive, and final all decisions or interpretations of the Compensation Committee of the Board (the “Committee”) concerning any questions arising under this Agreement, the Omnibus Plan or the Director Plan, as the case may be, with respect to the Award.

By executing this Agreement, you acknowledge that you have received copies of the Director Plan, the Prospectus for the Director Plan, as amended and restated effective as of January 1, 2016, as further amended or restated from time to time (the “Director Plan Prospectus”), the Omnibus Plan and the Prospectus for the Omnibus Plan, effective as of June 7, 2017, as further amended or restated from time to time (the “Omnibus Plan Prospectus”), and have read, understand and agree to all terms. You may request additional copies of the Omnibus Plan, the Omnibus Plan Prospectus, the Director Plan and the Director Plan Prospectus by contacting the Secretary of the Company at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210 (Telephone No. (410) 951-4867). You also may request from the Secretary of the Company copies of the other documents that make up a part of the Omnibus Plan Prospectus (described more fully at the end of the Omnibus Plan Prospectus), as well as all reports, proxy statements and other communications distributed to the Company’s security holders generally.

2017 Omnibus Incentive Compensation Plan

RSU Agreement [Non-Employee Directors]

1.Terms and Conditions of this Award. The following terms and conditions will apply:

(a)Credit to Account. The Restricted Stock Units shall be credited to your account on the books of the Company (your “Account”) as of the Grant Date.

(b)Vesting. All of the Restricted Stock Units are nonvested, nontransferable and forfeitable as of the Grant Date. The Restricted Stock Units will vest and no longer be subject to risk of forfeiture as to 100% of the Restricted Stock Units on the first anniversary of the Grant Date.

(c)Acceleration of Vesting. All outstanding Restricted Stock Units will become fully vested and nonforfeitable upon the earliest of:

i.	your death;
ii.	your disability; or
iii.	your cessation of service date, if your cessation of service as a member of the Board is in accordance with the provisions of Section 7.1(e) of the Director Plan.

(d)Change in Control.  Subject to the provisions of Section 7.1(e) of the Director Plan, unvested Restricted Stock Units outstanding at the time of a “Change in Control” will be treated in accordance with the Omnibus Plan; provided, that absent a different treatment under the Omnibus Plan, in the event of a Non-Employee Director’s cessation of service as a member of the Board upon or within one-year following the occurrence of a Change in Control (other than (i) for cause (as determined by the Board in its good-faith discretion), (ii) due to the request of such Non-Employee Director, or (iii) as a result of a voluntary resignation), the unvested and forfeitable Restricted Stock Units outstanding as of the date of such cessation of service shall immediately fully vest and be nonforfeitable as of the cessation date.”

(e)Cessation of Service Date. [All Restricted Stock Units that are unvested as of your cessation of service date, subject to the acceleration of vesting provisions set forth in Section 2(c) or 2(d) herein, shall be forfeited to the Company for no consideration on such cessation date.

(f)Issuance of Award Shares. Upon vesting, the Company shall issue to you, or your estate, as applicable, a number of Award Shares equal to the number of vested Restricted Stock Units credited to your Account.

(g)Registration of Shares; Stock Certificates. The Award Shares issued in settlement of the vested Restricted Stock Units shall be registered in your name, or, if applicable, in the names of your heirs or your estate. In the Company’s discretion, such shares

2017 Omnibus Incentive Compensation Plan

RSU Agreement [Non-Employee Directors]

may be issued either in certificated form or in uncertificated, book entry form. The certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require. The Company may deliver a share certificate to you or may deliver shares electronically or in certificate form to your designated broker on your behalf. If you are deceased (or if Disabled and if necessary) at the time that a delivery of shares is to be made, the shares will be delivered to your executor, administrator, legally authorized guardian or personal representative, in accordance with instructions received from your executor, administrator, legally authorized guardian or personal representative (as applicable).

(h)Restrictions on Grant of Restricted Stock Units and Issuance of Award Shares. The grant of the Restricted Stock Units and issuance of Award Shares upon settlement of the vested Restricted Stock Units will be subject to all applicable requirements of federal, state or foreign law with respect to such securities. No Award Shares may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Award Shares subject to the Restricted Stock Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the vested Restricted Stock Units, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(i)Fractional Shares. The Company will not be required to issue fractional Award Shares upon settlement of the vested Restricted Stock Units. Fractional shares of Common Stock will be rounded down to the nearest whole share.

(j)Postponement of Delivery. The Company may postpone the issuance and delivery of any Award Shares provided for under this Agreement for so long as the Company determines to be necessary or advisable to satisfy the following:

(1)	the completion or amendment of any registration of such shares or satisfaction of any exemption from registration under any securities law, rule, or regulation;
(2)	compliance with any requests for representations; and
(3)

receipt of proof satisfactory to the Company that a person seeking such shares on your behalf upon your disability (if necessary), or upon your estate’s behalf after your death, is appropriately authorized.

2017 Omnibus Incentive Compensation Plan

RSU Agreement [Non-Employee Directors]

(k)Dividend Equivalents. As of the date the Company pays any dividend (whether in cash or in kind) on shares of Common Stock, your Account shall be credited with that number of Restricted Stock Units, rounded down to the nearest whole share, determined by dividing (i) the product of (A) the amount of the cash dividend per share of Common Stock multiplied by (B) the number of whole Restricted Stock Units credited to the Non-Employee Director’s Account as of the dividend record date, by (ii) the Fair Market Value of a share of Common Stock on the payment date of the dividend; provided, that such dividend equivalent Restricted Stock Units will only be credited to your Account if sufficient shares of Common Stock are available for award under the Omnibus Plan, or another equity compensation plan approved by stockholders of the Company, as of the dividend payment date to credit such dividend equivalent Restricted Stock Units. You will not have any right to dividend equivalents or other distributions declared or paid with respect to unvested and forfeitable Restricted Stock Units. All dividend equivalents and any other distributions paid with respect to unvested Restricted Stock Units will be held by the Company in trust for your benefit and paid to you upon vesting of the Restricted Stock Units. Upon forfeiture of any Restricted Stock Units, any dividend equivalents and distributions then held in trust with respect to such Restricted Stock Units will be forfeited and will be returned to the Company. All fractional units shall be rounded down to the nearest whole unit.

2.Restrictions on Transfer. Prior to settlement, you may not sell, assign, transfer, pledge, hedge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any Restricted Stock Units, and Restricted Stock Units may not be subject to execution, attachment or similar process. Any sale or transfer, or purported sale or transfer, shall be null and void. The Company will not be required to recognize on its books any action taken in contravention of these restrictions.

3.Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Award Shares issued pursuant to this Agreement. You will, at the request of the Company, promptly present to the Company any and all certificates representing Award Shares acquired pursuant to this Agreement in your possession in order to carry out the provisions of this Section.

4.Tax Withholding; Payment of Taxes. Since you are not an employee of the Company or any Affiliate, the Company will not deduct from any compensation or any other payment of any kind due you, the amount of any federal, state, local or foreign taxes required to be paid by you as a result of the grant, vesting or settlement of the Restricted Stock Units or Award Shares, in whole or in part. You expressly acknowledge that you are solely responsible for the payment of any such federal, state, local or foreign taxes, and you may not rely on the Company for any assistance with regard to withholding or paying such taxes.

2017 Omnibus Incentive Compensation Plan

RSU Agreement [Non-Employee Directors]

5.Adjustments for Corporate Transactions and Other Events.

(a)Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Restricted Stock Units hereunder shall be adjusted as provided under the Director Plan.

(b)Other Transactions Affecting the Common Stock. The terms and conditions of this Agreement will apply with equal force to any additional and/or substitute rights to receive securities received by you in exchange for, or by virtue of your ownership of, the Restricted Stock Units, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or other similar event. If the Restricted Stock Units are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, rights to receive securities of another entity, or other property (including cash), then the rights of the Company under this Agreement will inure to the benefit of the Company’s successor, and this Agreement will apply to the rights to receive securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Stock Units.

6.Non-Guarantee of Service Relationship. Nothing in the Omnibus Plan, the Director Plan or this Agreement alters your service relationship with the Company or shall constitute or be evidence of any agreement or understanding, express or implied, that you will continue as a member of the Board for any period of time. This Agreement is not to be construed as a contract of service relationship between the Company and you. This Agreement does not limit in any way the possibility of your removal from the Board in accordance with the By-Law provisions in effect at the relevant time, whether or not such removal results in the forfeiture of any Restricted Stock Units or any other adverse effect on your interests under the Omnibus Plan or the Director Plan.

7.Rights as Stockholder. You shall not have any of the rights of a stockholder with respect to any Restricted Stock Units until Award Shares have been issued to you upon settlement of the vested Restricted Stock Units. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Award Shares are issued, except as provided in Sections 1(j) and 5 of this Agreement.

8.The Company’s Rights. The existence of the Restricted Stock Units does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company's or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

2017 Omnibus Incentive Compensation Plan

RSU Agreement [Non-Employee Directors]

9.Entire Agreement. This Agreement, inclusive of the Omnibus Plan and the terms of the Director Plan incorporated into this Agreement, contains the entire agreement between you and the Company with respect to the Restricted Stock Units and the Award Shares. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award, the Restricted Stock Units or the Award Shares are superseded by this Agreement and are void and ineffective for all purposes.

10.Terminology; Conformity and Conflict. All terms not defined in this Agreement have the meanings given in, first, the Director Plan, and if not defined in the Director Plan, second, in the Omnibus Plan. Unless otherwise specifically provided in this Agreement, in the event of a conflict, inconsistency or ambiguity between or among any provision, term or condition of this Agreement, the Omnibus Plan, or the Director Plan, the provisions of, first, the Director Plan, second, the Omnibus Plan, and lastly, this Agreement, will control in that order of priority, except in the case of Section 12 of this Agreement which will control in all cases.

11.Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award as determined in the discretion of the Committee, except as provided in the Omnibus Plan, the Director Plan or in any other written document signed by you and the Company.

12.Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, will be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect to the Award, the Restricted Stock Units or the Award Shares will be brought in the federal or state courts in the districts which include Baltimore, Maryland, and you agree and submit to the personal jurisdiction and venue thereof.

13.Unfunded Status. The Restricted Stock Units and the Account to which they are credited constitute and at all times shall be interpreted and administered as an unfunded compensation arrangement. Your settlement rights pursuant to this Agreement shall be no greater than the right of any unsecured general creditor of the Company.

14.Severability. If a court of competent jurisdiction (or arbitrator(s), as applicable) determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Further, it is the parties' intent that any court order (or decision of arbitrator(s), as applicable) striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties' under this Agreement.

2017 Omnibus Incentive Compensation Plan

RSU Agreement [Non-Employee Directors]

15.Further Assurances. You agree to use your reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for your benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

16.Headings; Interpretation. Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement. Whenever the context requires, all words under in the singular shall be construed to include the plural and vice versa. Words of the masculine gender shall be deemed to include the correlative words of the feminine gender. The word “you” or “your” means the recipient of the Restricted Stock Units as reflected in the first paragraph of this Agreement. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Committee, to apply to the estate, personal representative, or beneficiary to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the words “you” and “your” will be deemed to include such person.

17.Counterparts. This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which will be deemed an original, but all of which together will constitute the same instrument.

18Transfer of Personal Data.  You authorize, agree and unambiguously consent to the transmission by the Company (or any subsidiary) of any personal data information related to the Award under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of your home country and including to countries with less data protection than the data protection provided by your home country. This authorization and consent is freely given by you.

{The signature page follows.}

2017 Omnibus Incentive Compensation Plan

RSU Agreement [Non-Employee Directors]

[IN WITNESS WHEREOF, this Agreement is dated and has been executed as of the date electronically acknowledged and accepted by the award recipient.]

[IN WITNESS WHEREOF, the Company and the award recipient have caused this Agreement to be executed as of the ___ day of _____, ___.

FTI CONSULTING, INC.

By:
Name
Title:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.]

AWARD RECIPIENT

2017 Omnibus Incentive Compensation Plan

RSU Agreement [Non-Employee Directors]